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                                  EXHIBIT 99.3

Ground Lease dated September 11, 1980 by and between Gulf Oil Corporation and Crown Zellerbach Corporation relating to the Orange, Texas Plant (the rights and obligations of the lessee under the foregoing Lease have been assigned ultimately to Printpack, Inc.).



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                                  GROUND LEASE


     THIS LEASE is made and executed on Sept. 11, 1980 by and between GULF OIL CORPORATION, a Pennsylvania corporation, having offices in the 2 Houston Center, 9th & Fannin, Houston, Texas (hereinafter called "Lessor"), and CROWN ZELLERBACH CORPORATION, a Nevada corporation, having its offices at One Bush Street, San Francisco, California (hereinafter called "Lessee").

                                       I.
                        DESCRIPTION AND USE OF PREMISES

     Lessor leases to Lessee and Lessee hires from Lessor, for the purpose of conducting thereon any lawful business and for no other purpose, those premises located in the County of Orange, State of Texas, more particularly described as follows:

           Commencing at the point of intersection of the center lines of FM 1006 Road and Foreman Road; thence South 1,184.0 feet to a point; thence West 20-0 Feet to the True Point of Beginning; thence West 268.0 Feet to a point; thence South 220.0 Feet to a point; thence East 368.0 Feet to a point on the Westerly line of Foreman Road; thence North along the Westerly line of Foreman Road
      220.0 Feet to the point of beginning, containing 1.86 acres more or less.

     As used herein, the term "Premises" refers to the real property above described and to any improvements located thereon from time to time during the term of this lease.

                                      II.
                                      TERM

     The term of this lease shall commence on the date it is signed and shall end on December 31, 2000; provided, that Lessee may terminate this lease effective at the end of any lease

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year upon six months written notice to Lessor.  A "lease year" for the purpose of this paragraph shall correspond to a calendar year with the first lease year ending on December 31, 1981.

                                      III.
                                      RENT

     (a) Lessee covenants, stipulates, and agrees to pay Lessor as rental for the demised premises the sum of one dollar $1.00 per year during the term of this lease. Until Lessee receives other instructions in writing from Lessor, Lessee should pay all rentals under this lease to Lessor at the office of Lessor above stated.

     (b) As additional rent Lessee agrees to pay all taxes or assessments, general or special, paid or charged to Lessor in any lease year on the premises, provided, that Lessee shall have the right to contest the amount or valuation method of any such tax or assessment. Lessor shall notify Lessee of any such tax or assessment in sufficient time to permit Lessee to contest the same if Lessee so desires. Lessor shall cooperate in any such contest by Lessor, provided, that Lessee shall bear the entire expense and shall reimburse Lessor for any cost it incurs because of such contest.

                                      IV.
                    WARRANTIES OF TITLE AND QUIET POSSESSION

     Lessor warrants that it owns the premises in fee simple and has full right to make this lease and that Lessee shall have quiet peaceable possession of the premises during the term of this lease so long as Lessee is not in default hereunder.

                                       V.
                            ENCUMBRANCE OF PREMISES

     At the request of Lessee, at any time during the term of this lease, Lessor agrees to promptly execute and deliver one or more mortgages, deeds of trust, or other instruments deemed necessary by Lessee to create a valid security interest in the premises. The security instrument shall be used to secure one or more loans or other advances made to Lessee the proceeds of which



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shall be used solely for the construction of the facilities referred to in paragraph VI. The total amount secured by the encumbrance or encumbrances shall at no time be in excess of Two Million Dollars ($2,000,000). Nothing herein shall prevent Lessor from further encumbering the premises for its own benefit, provided that any such encumbrance shall be subordinate to existing or future encumbrances made pursuant to this paragraph. Lessor's only obligation hereunder shall be to consent to the creation of a security interest in the premises. Lessor shall not be liable on any promissory note or other instrument which is secured by the encumbrances provided for herein.

                                      VI.
                          CONSTRUCTION OF NEW FACILITY

     Lessee shall have the right, to construct on the premises at any time during the term of this lease, a warehouse facility of approximately 30,000 square feet together with any other facility, appurtenance, or improvement necessary or desirable to support the warehouse facility. All construction hereunder shall be in conformance with all building codes and other applicable laws and regulations. Lessee shall use licensed contractors to do all of the construction hereunder and the facilities shall be constructed in a workmanlike manner.

                                      VII.
                      FURTHER CONSTRUCTION AND ENCUMBRANCE

     Lessee shall have the right to repair, demolish, remove, alter or modify the facility constructed pursuant to the preceding paragraph and any other facility it constructs on the premises so long as any such change does not diminish the market value of the premises immediately prior to such alteration. Lessor further agrees to grant any easement or right-of-way necessary to provide utility or other essential services to the warehouse facility operated by Lessee hereunder.

                                     VIII.
                      UTILITIES AND ADDITIONAL USE THEREOF

     Lessor has caused to be constructed and brought into the leased premises railroad trackage, the necessary water and stream lines, sewer pipes, gas mains, and other necessary



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utilities.  Lessee's right to the use thereof shall be in common with Lessor or any other tenant or customer of Lessor and Lessor reserves the right to itself, its agents and employees to connect into or attach to or extend and utilize any of the aforesaid utilities and facilities, together with the right to enter into and upon the leased premises for such purposes and the maintenance or relocation thereof.

     The repair and maintenance of such utilities shall be done by Lessor at its cost, and Lessee expressly waives any liability on the part of Lessor for the manner or means of making any repairs or maintenance thereof; provided that no additional use thereof shall be commenced after the commencement of the term of this lease which will under normal conditions interfere with the use thereof by the Lessee reasonably foreseeable at such date, and in no event shall Lessor be liable to Lessee for the failure of operation of any of such utilities. All cost of repair and maintenance shall be borne by Lessee, except in the event the utility is being utilized by others including Landlord, whose continued use thereof requires such maintenance and repairs, then Lessee shall bear such part of the costs as Lessee's use of such utility bears to the combined usage of Tenant and such other user or users.

                                      IX.
                                    REPAIRS

     (a) Lessee shall, throughout the term of this lease, at its own cost, without any expense to Lessor, keep and maintain the premises, including all buildings and improvements of every kind which may a part thereof, and all appurtenances thereto, including adjacent sidewalks, in good, sanitary, and neat order, condition or repair and, except as specifically provided herein, restore and rehabilitate any improvements of any kind which may be destroyed or damaged by fire, casualty, or any other cause whatsoever. Lessor shall not be obligated to make any repairs, replacements, or any renewals of any kind, to the premises or any buildings or improvements thereon. Lessee shall comply with and abide by all Federal, state, county, municipal and other



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governmental statutes, ordinances, laws and regulations affecting the premises, the improvements thereon or any activity or condition on or in such premises.

     (b) The damage, destruction or partial destruction of any building or other improvement which is a part of the premises shall not release Lessee from any obligation hereunder, except as hereafter expressly provided.

     (c) Anything to the contrary in subparagraph (a) of this paragraph notwithstanding, in case of destruction of the warehouse building to be constructed on the premises or damage thereto from any cause so as to make it untenantable, occurring at any time during the term of this lease, Lessee, if not then in default hereunder, may elect to terminate this lease by written notice served on Lessor within thirty (30) days after occurrence of such damage or destruction. In the event of such termination there shall be no obligation on the part of Lessee to repair or restore the improvements or any right on the part of Lessee to receive any proceeds collected under the insurance covering such building or any part thereof. Upon such termination, rent, taxes, assessments, and any other sums payable by Lessee to Lessor hereunder shall be prorated as of the termination date, and in the event any rent, taxes, or assessments shall have been paid in advance, Lessor shall rebate the same for the unexpired period for which payment shall be made.

                                       X.
                                     LIENS

     (a) Lessee shall keep the premises and every part thereof and all buildings and other improvements at any time located thereon free and clear of any and all mechanics', materialmens', and other liens arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Lessee, any alteration improvement or repairs or additions which Lessee may make or permit or cause to be made, or any work or construction, by, for, or permitted by Lessee on or about the premises or any obligations of any kind incurred by Lessee, and Lessee agrees at all times, promptly to pay and



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discharge any and all claims on which any such lien may or could be based, and indemnify Lessor against all such liens and claims of liens and suits or other proceedings pertaining thereto.

     (b) If Lessee desires to contest any such lien it shall notify Lessor of its intention to do so within twenty (20) days after it receives notice of the filing of such lien. In such case and provided that Lessee shall, on demand, protect Lessor by good and sufficient surety bond against any such lien and any cost, liability or damage arising out of such contest, Lessee shall not be in default hereunder unless Lessee shall fail to discharge such lien to the extent held valid within thirty (30) days after the final determination of the validity thereof. In the event of any such contest Lessee shall protect and indemnify Lessor against all costs, expenses, and damages resulting therefrom.

                                      XI.
                                    FIXTURES

     Lessee may, at its own expense, upon termination of this lease, remove from said premises any structures, fixtures, furnishings, or equipment which Lessee may have constructed, installed or otherwise supplied during its occupancy of the premises. Lessee agrees to repair any damage that may be done to the premises resulting from the removal of such structures, fixtures, furnishings and equipment.

                                      XII.
                                INDEMNIFICATION

     Lessee agrees to indemnify and hold Lessor harmless from all claims and causes of action for damage to the property or injury to a person or persons occurring, on or about the premises or arising out of the use and operation of the leased premises by Lessee except where such claims result from the negligence or actions of Lessor, its agents, contractors, or employees.

                                     XIII.
                            ASSIGNMENT OR SUBLETTING



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     This lease may not be assigned or sublet by Lessee in whole or in part without the written consent of Lessor. In the event of such assignment or subletting Lessee shall remain responsible for performance of the terms and conditions of this lease, and shall not be released therefrom. Lessor shall have the right to refuse any sublease or assignment without cause provided that in the event of such refusal Lessee may terminate this lease without any further liability on its part. Lessee may assign this lease without Lessor's consent where such assignment is necessary to obtain financing to complete the improvements referred to in paragraph XI and where Lessee continues to operate the facility after such assignment.

                                      XIV.
                                    DEFAULTS

     If Lessee shall default in the payment of any rent herein reserved or in the performance of any of its obligations under this lease, and if the Lessor shall give the Lessee notice in writing of such default and Lessee shall fail to cure the default within thirty (30) days after the date of receipt of such notice or if the default should be of such character as to require more than thirty (30) days to cure and Lessee shall fail to use reasonable diligence in curing such default, then and in any such event the Lessor may at Lessor's option, terminate this lease. In the event (a) Lessee shall cease its operations on the leased premises for a period of six (6) months, or (b) Lessee should abandon the leased premises, then Lessor may, at its election terminate this lease by written notice thereof to Lessee; provided, however, should Lessee's cessation of operations be due to acts of God, strikes, war, force majeure, or other causes beyond the reasonable control of Lessee, then (unless such termination is authorized by other provisions of this lease) during such period or cessation, Lessor may not cancel this lease. Upon such termination hereinabove described, Lessor may reenter the leased premises without further notice or demand without being in any matter liable therefore, and Lessor may hold the leased premises free from any further liability as may be have arisen theretofore, or Lessor may enter the leased premises as aforesaid and, as agent of Lessee, relet the same for the balance of the term of this lease or for a shorter or longer term and may receive the



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rent therefore, and apply the same first to the payment of the expense of such reletting and second to the payment of rent due and to become due by this lease, Lessee remaining liable for and agreeing to pay any deficiency. The filing of any petition of bankruptcy or insolvency, or for reorganization under the Bankruptcy Act, or an assignment for the benefit of the creditors by Lessee unless the foregoing events be vacated, cancelled or nullified within a period of sixty (60) days, shall constitute a default by Lessee under the terms of this Lease.

                                      XV.
                            PAYMENT UPON TERMINATION

     [See Exhibit A]

                                      XVI.
                              LIABILITY INSURANCE

     Lessee agrees to carry liability insurance naming the Lessor as an additional insured in an amount of at least $500,000.00 coverage as to injury or death of any one person, $1,000,000.00 coverage as to injury or death arising out of any occurrence and property damage coverage in at least the sum of $500,000.00 arising out of any occurrence. Such insurance shall protect the Lessor from any injury and damage as aforesaid, and occurring in, on or about the leased premises during the term of this lease. Lessee shall further carry Workmen's Compensation covering its employees. All such policies will include a waiver of subrogation in favor of Lessor. Should Lessee maintain physical damage insurance on its machinery, equipment, supplies and inventories as well as all other property on the based premises, such policy or policies shall include a waiver of subrogation in favor of Lessor. During the term of the lease Lessee shall keep the premises (including the facilities constructed pursuant to paragraph VI) covered by fire and extended coverage insurance in an amount equal to ninety percent (90%) of the replacement cost of the premises. Certificates of such insurance shall be furnished Lessor with provision for at least ten (10) days notice to Lessor before cancellation or material change therein. Lessee may satisfy the

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provisions of this paragraph by providing evidence, satisfactory to Lessor, of provisions for self-insurance.

                                     XVII.
                                    NOTICES

     All notices under this lease shall be in writing and shall be sent to the respective party by registered United States Mail, postage prepaid, and notice to the Lessor shall be addressed to Lessor at the address heretofore stated and to Lessee at the address heretofore stated. The respective parties may change the address to which they desire notices be sent by written notice to other party. Notices shall be deemed to have been delivered as of the time they are deposited in the United States Mail as aforesaid.

                                     XVIII.
                                   INSPECTION

     Lessor reserves the right to enter into and upon the leased premises at all times for the purpose of inspection, compliance with government regulations or requests, preservation of the property, and for any other reason not unreasonably in conflict with Tenant's use of the premises.

                                      XIX.
                           HAZARDOUS WASTE ACTIVITIES

     Lessee shall at all times during the term of this lease, comply with all of the requirements of the Resource Conservation and Recovery Act and all regulations derived therefrom relating to the storage, treatment or disposal of hazardous waste on the premises. Lessee agrees to indemnify Lessor for all claims and suits, of whatever nature associated with the storage, treatment, disposal or use of and hazardous chemical or substance by Lessee.


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     IN WITNESS WHEREOF, Lessor and Lessee have caused this lease to be duly executed the day and year first above written.


                                    GULF OIL CORPORATION

ATTEST:                             By:   /s/
                                       -------------------------------------

----------------------------------

ATTEST:                             CROWN ZELLERBACH CORPORATION

/s/  J.K. Cadagan                   By:   /s/  A.G. Resnick
----------------------------------     -------------------------------------
J. K. Cadagan, Assistant Secretary     A. G. Resnick, Vice President




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                                                                       EXHIBIT A


                                       XV

                            Payment Upon Termination

Upon termination of this lease for any reason except the default of lessee, lessor shall pay to lessee an amount equal to one hundred percent (100%) of the original cost of the structural improvements (not including any of lessee's process equipment or machinery) added by lessee and which was not intended to be removed by lessee and was not removed by lessee. Lessee shall notify lessor in writing of the cost of any such structural improvements immediately upon their completion. If lessor makes no objection to the accuracy of such written statement within 30 days of its receipt, the statement shall be conclusive for purposes of this paragraph. Lessee shall at lessor's request, provide lessor with copies of invoices, contracts, and other documents upon which any statement is based. Notwithstanding any other provision of this paragraph, lessor shall not have any obligation to lessee in the event the premises are damaged and the ground lease is terminated pursuant to paragraph IX(c) or the premises are otherwise unfit for commercial use upon termination.